Exhibit 99.1
Certara Reports First Quarter 2026 Financial Results

Updates 2026 Guidance to reflect completed divestiture of Regulatory Writing and Medical Writing Business
RADNOR, PA — May 11, 2026 -- Certara, Inc. (Nasdaq: CERT), a global leader in model-informed drug development, today reported its first quarter 2026 financial results.
First Quarter Highlights:
•Revenue was $106.9 million, compared to $106.0 million in the first quarter of 2025, representing growth of 1%.
•Software revenue was $49.7 million, compared to $46.4 million in the first quarter of 2025, representing growth of 7%.
• Services revenue was $57.2 million, compared to $59.6 million in the first quarter of 2025, representing a decrease of 4%.
•Net loss was $8.8 million, compared to a net income of $4.7 million in the first quarter of 2025, representing a decrease of 285%.
•Adjusted EBITDA was $31.7 million, compared to $34.8 million in the first quarter of 2025, representing a decrease of 9%.
"I am pleased with the progress we made in my first quarter at Certara," said Jon Resnick, Chief Executive Officer. “We are taking decisive steps to sharpen our execution and position Certara for long-term growth, including divesting our Medical Writing business, reorganizing around two focused growth areas, and accelerating our enterprise-wide AI program. Together, these actions strengthen our ability to transform drug development and deliver greater value to our customers and shareholders."
“Our first quarter performance reflects improvement in software, which came in above plan across key metrics. Services performance was mixed, reflecting execution and go-to-market challenges that we expect to resolve during the second half of the year,” said John Gallagher, Chief Financial Officer. “With the divestiture of our Regulatory and Medical Writing Business, we expect the mix of software and services revenue to be approximately even. Our updated 2026 guidance reflects the impact of the divestiture during the second quarter, and revenue growth expectations of 0% - 4% excluding the Regulatory and Medical Writing Business.”

First Quarter 2026 Results
Total revenue for the first quarter of 2026 was $106.9 million, representing year-over-year growth of 1% on a reported basis. Software revenue for the first quarter of 2026 was $49.7 million, representing year-over-year growth of 7% on a reported basis. Services revenue for the first quarter of 2026 was $57.2 million, representing a year-over-year decrease of 4% on a reported basis.
Total Bookings for the first quarter of 2026 were $115.3 million, representing a year-over-year decrease of 2%.
Software Bookings for the first quarter of 2026 were $48.7 million, representing a year-over-year increase of 20%. The increase in software bookings was attributable to strong customer demand across our platform.
Services Bookings for the first quarter of 2026 were $66.6 million, representing a year-over-year decrease of 14%. The decrease in services bookings was primarily driven by the timing of contract recognition and execution.
Total cost of revenues for the first quarter of 2026 was $41.6 million, an increase of $0.1 million from $41.5 million in the first quarter of 2025. Cost levels were consistent with the same quarter in the prior year.
Total operating expenses for the first quarter of 2026 were $69.6 million, which increased by $12.7 million from $56.9 million in the first quarter of 2025. Higher operating expenses were primarily due to a $7.4 million increase in business acquisition contingent consideration expense, a $2.8 million increase in employee-related costs, a $1.0 million increase in equipment and software expenses, a $0.9 million increase in executive recruiting and retention expenses, a $0.8 million increase in lease abandonment expense, primarily due to the absence of a non-recurring gain recognized in the prior year that reduced expenses in that period, and a $0.8 million increase in amortization of intangible assets, partially offset by higher capitalized R&D costs.
Net loss for the first quarter of 2026 was $8.8 million, compared to a net income of $4.7 million in the first quarter of 2025. The $13.5 million decrease in net income was primarily driven by higher operating expenses, increased tax expenses, and increased total other expenses, partially offset by higher revenues.
Diluted loss per share for the first quarter of 2026 was $0.06, as compared to diluted earnings per share of $0.03 in the first quarter of 2025.
Adjusted EBITDA for the first quarter of 2026 was $31.7 million compared to $34.8 million for the first quarter of 2025, a decrease of $3.1 million. See note (1) in the section titled “A Note on Non-GAAP Financial Measures” below for more information on adjusted EBITDA.
Adjusted net income for the first quarter of 2026 was $14.5 million compared to $22.2 million for the first quarter of 2025, a decrease of $7.7 million. Adjusted diluted earnings per share for the first quarter of 2026 was

$0.09, compared to $0.14 for the first quarter of 2025. See note (2) in the section titled “A Note on Non-GAAP Financial Measures” below for more information on adjusted net income and adjusted diluted earnings per share.

	THREE MONTHS ENDED MARCH 31,
	2026	2025
Key Financials	(in millions, except per share data)
Revenue	$106.9	$106.0
Software revenue	$49.7	$46.4
Service revenue	$57.2	$59.6
Total bookings	$115.3	$118.2
Software bookings	$48.7	$40.8
Service bookings	$66.6	$77.4
Net income (loss)	$(8.8)	$4.7
Diluted earnings per share	$(0.06)	$0.03
Adjusted EBITDA	$31.7	$34.8
Adjusted net income	$14.5	$22.2
Adjusted diluted earnings per share	$0.09	$0.14
Cash and cash equivalents	$149.5	$189.4
Divestiture of global medical writing and related regulatory services business:
On May 08, 2026, we completed the sale of our global medical writing and related regulatory services business to Veristat, LLC for cash consideration of $85.0 million, with an additional $15.0 million placed in escrow and to be released to the Company upon the satisfaction of certain post-closing covenants, and additional contingent consideration of up to $35.0 million in the form of an earn-out based on the financial performance of such business for a specified period following closing. Net proceeds from the transaction are expected to be used for general corporate purposes, including funding our ongoing operations.

2026 Financial Outlook
Certara is updating its guidance for the full year 2026, to reflect the completed divestiture of the Regulatory and Medical Writing Business:
•Full year 2026 revenue is expected to be $395 million - $405 million, including Regulatory and Medical Writing revenue of approximately $18 million.
◦Growth excluding the Regulatory and Medical Writing Business is expected to be 0% - 4%.

◦Full year 2026 Adjusted EBITDA margin is expected to be approximately 30% - 32%, including contribution from the Regulatory and Medical Writing business.
•Full year adjusted diluted earnings per share is expected to be in the range of $0.35 - $0.41.
•Fully diluted shares are expected to be in the range of 157 million - 159 million.
Please note that the Company has not reconciled adjusted EBITDA, adjusted EBITDA margin or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
Webcast and Conference Call Details
Certara will host a conference call today, May 11, 2026, at 8:30 a.m. ET to discuss its first quarter 2026 financial results. Investors interested in listening to the conference call are required to register online in advance of the call. A live and archived webcast of the event will be available on the “Investors” section of the Certara website at https://ir.certara.com.
About Certara
Certara accelerates medicines using biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include more than 2,600 biopharmaceutical companies, academic institutions, and regulatory agencies across 70 countries.
Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.
Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Forward-Looking Statements
This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s full-year guidance, statements regarding the Company’s divestiture of its Regulatory and Medical Writing business, the expected use of proceeds from the transaction and the future financial and operating performance of the Company following the transaction, and the Company’s future business and financial performance, revenue, margin, and bookings. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the possibility that the divestiture transaction does not close; unanticipated costs and length of time required to comply with legal requirements and regulatory approvals applicable to the divestiture transaction; customer and shareholder reaction to the divestiture transaction; disruption from the divestiture transaction making it more difficult to maintain business and operational relationships; significant divestiture transaction costs; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery and development; our ability to compete within our market; changes or delays in government regulation relating to the biopharmaceutical industry; trends in research and development spending; operational disruptions, funding constraints and policy changes at the Food and Drug Administration and other government agencies; consolidation within the biopharmaceutical industry; our ability to increase successfully our customer base, expand relationships and the products and services we provide and enter new markets; our ability to retain key personnel or recruit additional qualified personnel; risks related to the mischaracterization of our independent contractors; any delays or defects in our release of new or enhanced software or other biosimulation tools; issues relating to implementation, use and development of artificial intelligence and machine learning in our products and services; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by our existing customers; risks related to our contracts with government customers and receipt of government grants; risks related to any future acquisitions and other strategic transactions; the accuracy of our addressable market estimates; our ability to operate successfully a global business and adverse global economic conditions; our ability to comply with applicable trade compliance and economic sanctions laws and regulations; the impact of litigation; the sufficiency of our insurance coverage; our ability to perform our services in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; our ability to raise capital or generate sufficient cash flows; the ability or inability of our bookings to accurately predict our future revenue and our ability to realize the anticipated revenue reflected in our; our ability to comply with anti-corruption laws; risks related to catastrophic events; the application of evolving corporate governance and public disclosure requirements; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity or interference with our use; any unauthorized access to or use of customer or other proprietary or confidential data or other breach of our cybersecurity measures, compliance with privacy and cybersecurity laws and related contractual requirements; our ability to reliably meet our data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing our use of third-party open source software; our ability to adequately enforce or defend our ownership and use of our intellectual property and other proprietary rights; any allegations that we are infringing, misappropriating or otherwise violating a third party’s intellectual property rights; our ability to comply with healthcare laws; risks related to our indebtedness; any additional impairment of goodwill or other intangible assets; our ability to use net operating losses; the volatility of the market price of our common stock; future sales of our common stock by existing stockholders; the substantial holdings of our largest stockholder; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on February 26, 2026, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.
A Note on Non-GAAP Financial Measures
This press release contains “non-GAAP measures” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings per share which are not recognized terms under GAAP. These measures should not be considered as alternatives to net income (loss), net income (loss) margin, or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
You should refer to the footnotes below as well as the “Reconciliation of Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings per share, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.
Management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings per share are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, these non-GAAP measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance.
(1) Adjusted EBITDA represents net income excluding interest expense, provision for (benefit from) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense and other items not indicative of our ongoing operating performance. Adjusted EBITDA margin represents adjusted EBITDA divided by revenue.
(2) Adjusted net income and adjusted diluted earnings per share exclude the effect of equity-based compensation expense, amortization of acquisition-related intangible assets, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense, and other items not indicative of our ongoing operating performance as well as income tax provision adjustment for such charges.
In evaluating adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.
Contacts:
Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Alyssa Horowitz
Pan Communications
certara@pancomm.com

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE MONTHS ENDED MARCH 31,
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	2026	2025

Total revenue	$106,915	$106,004
Cost of revenues	41,618	41,521
Operating expenses:
Sales and marketing	13,355	12,717
Research and development	12,286	10,522
General and administrative	29,377	19,654
Depreciation and amortization expense	14,582	13,967
Total operating expenses	69,600	56,860
Income (loss) from operations	(4,303)	7,623
Other income (expenses):
Interest expense	(4,941)	(4,806)
Net other income	1,301	1,725
Total other expenses	(3,640)	(3,081)
Income (loss) before income taxes	(7,943)	4,542
Provision (benefit) for income taxes	820	(201)
Net income (loss) attributable to common stockholders:	$(8,763)	$4,743

Net income per share attributable to common stockholders:
Basic	$(0.06)	$0.03
Diluted	$(0.06)	$0.03
Weighted average common shares outstanding:
Basic	157,754,647	160,996,258
Diluted	157,754,647	161,350,292

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	MARCH 31, 2026	DECEMBER 31, 2025
Assets
Current assets:
Cash and cash equivalents	$149,484	$189,392
Accounts receivable, net of allowances for credit losses of $2,300 and $2,235 respectively	96,072	103,525
Prepaid expenses and other current assets	25,004	22,202
Total current assets	270,560	315,119
Other assets:
Property and equipment, net	1,768	1,853
Operating lease right-of-use assets	11,305	11,939
Goodwill	770,761	773,311
Intangible assets, net of accumulated amortization of $433,365 and $415,804 respectively	433,255	447,476
Deferred income taxes	11,115	5,242
Other long-term assets	1,604	1,642
Total assets	$1,500,368	$1,556,582
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,691	$3,426
Accrued expenses	57,286	67,131
Current portion of deferred revenue	76,480	75,412
Current portion of long-term debt	2,963	2,963
Other current liabilities	3,703	4,453
Total current liabilities	144,123	153,385
Long-term liabilities:
Deferred revenue, net of current portion	3,100	2,350
Deferred income taxes	34,746	34,366
Operating lease liabilities, net of current portion	7,789	8,438
Long-term debt, net of current portion and debt discount	289,504	290,131
Other long-term liabilities	4,062	5,117
Total liabilities	483,324	493,787
Commitments and contingencies
Stockholders' equity
Preferred shares, $0.01 par value, 50,000,000 and no shares authorized, issued, and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized, 164,005,450 shares issued as of both March 31, 2026 and December 31, 2025; 153,325,078 and 159,139,562 shares outstanding as of March 31,2026 and December 31, 2025, respectively	1,641	1,641
Additional paid-in capital	1,262,973	1,255,653
Accumulated deficit	(138,639)	(129,876)
Accumulated other comprehensive income (loss)	(1,869)	2,040
Treasury stock at cost, 10,680,372 and 4,865,8888 shares at March 31, 2026 and December 31, 2025, respectively	(107,062)	(66,663)
Total stockholders' equity	1,017,044	1,062,795
Total liabilities and stockholders' equity	$1,500,368	$1,556,582

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	THREE MONTHS ENDED MARCH 31,
(IN THOUSANDS)	2026	2025
Cash flows from operating activities:
Net income (loss)	$(8,763)	$4,743
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,089	18,614
Amortization of debt issuance costs	135	144
Provision for credit losses	277	322
Equity-based compensation expense	7,320	7,070
Change in contingent considerations	7,230	(179)
Deferred income taxes	(5,901)	10,502
Changes in assets and liabilities:
Accounts receivable	6,900	8,736
Prepaid expenses and other assets	(2,648)	1,807
Accounts payable, accrued expenses, and other liabilities	(14,201)	(27,783)
Deferred revenues	2,246	(5,448)
Other operating activities, net	10	(1,176)
Net cash provided by operating activities	11,694	17,352
Cash flows from investing activities:
Capital expenditures	(631)	(600)
Capitalized software development costs	(6,150)	(5,174)
Net cash used in investing activities	(6,781)	(5,774)
Cash flows from financing activities:
Payments on long-term debt	(741)	(750)
Common stock repurchase program	(40,000)	—
Payments for business acquisition related contingent consideration	(3,000)	(13,230)
Payment of taxes on shares withheld for employee taxes	—	(16)
Net cash used in financing activities	(43,741)	(13,996)
Effect of foreign exchange rate on cash and cash equivalents	(1,080)	2,321
Net decrease in cash and cash equivalents	(39,908)	(97)
Cash and cash equivalents at beginning of period	189,392	179,183
Cash and cash equivalents at end of period	$149,484	$179,086

NON-GAAP FINANCIAL MEASURES
The following table reconciles net income (loss) to Adjusted EBITDA:

	THREE MONTHS ENDED MARCH 31,
	2026	2025
	(in thousands)
Net income (loss)(a)	$(8,763)	$4,743
Interest expense(a)	4,941	4,806
Interest income(a)	(1,126)	(1,642)
(Benefit from) provision for income taxes(a)	820	(201)
Intangible asset amortization and fixed assets depreciation(a)	19,089	18,614
Currency (gain) loss(a)	60	(62)
Equity-based compensation expense(b)	7,320	7,070
Change in contingent consideration(d)	7,230	(179)
Acquisition-related expenses(e)	18	876
Reorganization expense(f)	1,005	151
Loss (gain) on disposal of fixed assets(g)	10	6
Executive recruiting expense(h)	1,116	661
Adjusted EBITDA	$31,720	$34,843

The following table reconciles net income (loss) to adjusted net income:

	THREE MONTHS ENDED MARCH 31,
	2026	2025
	( in thousands)
Net income (loss) (a)	$(8,763)	$4,743
Currency (gain) loss(a)	60	(62)
Equity-based compensation expense(b)	7,320	7,070
Amortization of acquisition-related intangible assets(c)	13,855	14,052
Change in contingent consideration(d)	7,230	(179)
Acquisition-related expenses(e)	18	876
Reorganization expense(f)	1,005	151
Loss on disposal of fixed assets(g)	10	6
Executive recruiting expense(h)	1,116	661
Income tax expense impact of adjustments(i)	(7,349)	(5,071)
Adjusted net income	$14,502	$22,247

The following tables reconciles diluted earnings per share to adjusted diluted earnings per share:

	THREE MONTHS ENDED MARCH 31,
	2026	2025

Diluted earnings per share(a)	$(0.06)	$0.03
Currency (gain) loss(a)	-	-
Equity-based compensation expense(b)	0.05	0.04
Amortization of acquisition-related intangible assets(c)	0.08	0.09
Change in contingent consideration(d)	0.05	-
Acquisition-related expenses(e)	-	0.01
Reorganization expense(f)	0.01	-
Loss (gain) on disposal of fixed assets(g)	-	-
Executive recruiting expense(h)	0.01	-
Income tax expense impact of adjustments(i)	(0.05)	(0.03)
Adjusted Diluted Earnings Per Share	$0.09	$0.14

Basic weighted average common shares outstanding	157,754,647	160,996,258
Effect of potentially dilutive shares outstanding (j)	269,516	354,034
Adjusted diluted weighted average common shares outstanding	158,024,163	161,350,292

(a.)    Represents a measure determined under GAAP.
(b.)    Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.
(c.)    Represents amortization costs associated with acquired intangible assets in connection with business acquisitions.
(d.)    Represents expense associated with fair value adjustment or adjustment of contingent consideration of business acquisition.
(e.)    Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(f.)    Represents expenses related to reorganization, including legal entity reorganization and lease abandonment costs associated with the evaluation of our office space footprint.
(g.)    Represents the gain/loss related to disposal of fixed assets.
(h.)    Represents recruiting, relocation expenses, and retention costs related to senior executives.

(i.)    Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.
(j.)    Represents potentially dilutive shares that were included from our GAAP diluted weighted average common shares outstanding.